UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 20, 2014

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55200	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

6363 Woodway Drive, Suite 110

 Houston, Texas 77057

 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Property Acquisition

As previously disclosed, on September 8, 2014, Moody National REIT I, Inc. (the “Company”) entered into an Agreement for Sale and Purchase of Hotel (the “Purchase Agreement”) for the acquisition of a hotel property located in Austin, Texas, commonly known as the Hilton Garden Inn Northwest Arboretum (the “Hilton Garden Inn”), from an unaffiliated third party seller for an aggregate purchase price of $29,250,000, excluding acquisition costs and subject to adjustments and prorations as contemplated by the Purchase Agreement. On November 19, 2014, the Company assigned all of its rights and interests in and to the Purchase Agreement to Moody National Research Austin Holding, LLC, a wholly-owned subsidiary of the Company (“Moody Holding”).

On November 20, 2014, Moody Holding acquired from the seller fee simple title to the Hilton Garden Inn. The Company financed the purchase price for the Hilton Garden Inn with (1) proceeds from the Company’s ongoing public offering and (2) the proceeds of a mortgage loan secured by the Hilton Garden Inn with an aggregate principal amount of $19,000,000 (the “Property Loan”) from Wells Fargo Bank National Association (the “Lender”). See Item 2.03 of this Current Report on Form 8-K for an additional discussion of the Property Loan. In connection with the acquisition of the Hilton Garden Inn, the Company’s advisor earned an acquisition fee of $438,750 and a debt financing fee of $190,000.

The Hilton Garden Inn is a five-story, 138-room hotel located in Austin's Northwest/Arboretum corridor just off US 183. Built in 2002, the Hilton Garden Inn has been recently enhanced by a comprehensive multi-year capital program renovation. The hotel’s location along US 183, North Austin's major thoroughfare, places it within a five-mile radius of over 21 million square feet of office space, which is home to tenants such as Apple and Xerox Corporation, and The Domain, one of Austin's largest mixed-use developments. In addition, numerous medical facilities are located south of the hotel, including the 332-bed St. David's North Austin Medical Center, the adjacent St. David's Women's Center of Texas, and Northwest Surgery Center.

Leasing and Management of the Property

Moody Holding leases the Hilton Garden Inn to Moody National Research-Austin MT, LLC, an indirect, wholly-owned subsidiary of the Company’s operating partnership (the “Master Tenant”) pursuant to an Amended and Restated Master Lease Agreement between Moody Holding and Master Tenant (the “Hotel Lease”). The Hotel Lease provides for a ten-year lease term, subject to a one-year extension in the event that the Property Loan is still in effect as of the end of the lease term; provided, however, that Moody Holding may terminate the Hotel Lease upon 45 days prior written notice to the Master Tenant in the event that Moody Holding contracts to sell the Hilton Garden Inn to a non-affiliated entity, effective upon the consummation of such a sale of the Hilton Garden Inn. Pursuant to the Hotel Lease, Master Tenant will pay an annual base rent of $2,750,000 per year for the first five years of the term of the Hotel Lease. The annual base rent paid by Master Tenant will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term. In addition, Master Tenant will pay an annual percentage rent, to the extent that such percentage rent is greater than the base rent due for such period, in an amount equal to (1) a fixed percentage of the Hilton Garden Inn’s gross revenues for the previous year (as set forth in the Hotel Lease), minus (2) the amount of the annual base rent paid for the previous year. The annual percentage rent will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term.

The Master Tenant is party to a Franchise Agreement (the “Franchise Agreement”) with Hilton Garden Inns Franchise, LLC (“Hilton”) pursuant to which Hilton has granted Master Tenant a limited, non-exclusive license to establish and operate the Hilton Garden Inn using the “Hilton Garden Inn” name and brand and certain other proprietary marks and systems. The Franchise Agreement has a fifteen-year term. Pursuant to the Franchise Agreement, the Master Tenant pays Hilton a monthly program fee equal to 4.3% of the Hilton Garden Inn’s gross room revenues (as defined in the Franchise Agreement) and a monthly royalty fee equal to 5.5% of the Hilton Garden Inn’s gross room revenues.

Moody National Hospitality Management, LLC, an affiliate of the Company (the “Property Manager”), manages the Hilton Garden Inn pursuant to a Hotel Management Agreement between Property Manager and Master Tenant (as amended, the “Management Agreement”). Pursuant to the Management Agreement, the Master Tenant pays the Property Manager a monthly base management fee in an amount equal to 3.0% of the Hilton Garden Inn’s gross operating revenues (as defined in the Management Agreement) for the previous month. Each month during the term of the Management Agreement and for one month following the termination of the Management Agreement, the Property Manager will receive a $2,500 fee for providing centralized accounting services, which accounting services fee will be subject to annual increases based upon increases in the consumer price index. In addition, the Property Manager will receive a monthly revenue management services fee of $1,200. The Property Manager will also be eligible to receive additional fees for technical, procurement or other services provided by the Property Manager at the request of the Master Tenant. The Management Agreement has an initial ten-year term, and thereafter will automatically renew for four consecutive five-year terms unless Property Manager or Master Tenant provides written notice of termination at least 180 days prior to the end of the then-current term. Master Tenant may terminate the Management Agreement upon (1) a material breach, default, or noncompliance by Property Manager under the Management Agreement, (2) the operation of the Hilton Garden Inn by the Property Manager in such a manner as to cause Hilton to require the removal of the Property Manager as the operator of the Hilton Garden Inn or to give notice to the Master Tenant of its intent to terminate the Franchise Agreement, or (3) the Property Manager’s bankruptcy, dissolution, insolvency or liquidation or general assignment for the benefit of creditors, subject to cure provisions as described in the Management Agreement. In the event that Master Tenant terminates the Management Agreement for any reason other than Property Manager’s default or bankruptcy, the Master Tenant will pay the Property Manager a termination fee equal to the base management fee estimated to be earned by Property Manager for the remaining term of the Management Agreement, as adjusted for inflation and other factors. Notwithstanding the foregoing, so long as the Property Loan remains outstanding, the Master Tenant may terminate the Management Agreement at any time upon 30 days prior notice with or without cause, and no termination fee will be paid in connection with such termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Property Loan

In connection with the acquisition of the Hilton Garden Inn, Moody Holding borrowed $19,000,000 from the Lender pursuant to the Property Loan. The Property Loan is evidenced by a promissory note issued pursuant to a Loan Agreement (the “Loan Agreement”).

The entire unpaid principal balance of the Property Loan and all accrued and unpaid interest thereon and all other amounts due under the Property Loan are due and payable in full on December 11, 2024 (the “Maturity Date”). Interest on the outstanding principal balance of the Property Loan accrues at a fixed per annum rate equal to 4.53%. In the event that, and so long as, any event of default has occurred and is continuing under the Property Loan, the outstanding principal balance of the Property Loan and any unpaid interest thereon will bear interest at a per annum rate equal to the lesser of (1) the highest interest rate permitted by applicable law and (2) 9.53%. In addition, in the event that any principal, interest or any other amount due under the Property Loan is not paid when due, Moody Holding will pay upon demand by the Lender a late charge in an amount equal to the lesser of (1) 5.0% of the amount of the overdue payment and (2) the maximum amount payable pursuant to applicable law. Moody Holding may, upon at least 30 days prior written notice to the Lender, prepay the outstanding principle balance, plus all accrued interest and other amounts due, in full (but not in part) without payment of any penalty or premium on any business day following the date that is three months prior to the Maturity Date. Any other voluntary prepayment of the Property Loan will be subject to a prepayment penalty calculated in accordance with the Loan Agreement.

The performance of the obligations of Moody Holding under the Property Loan are secured by, among other things, a security interest in the Hilton Garden Inn and other collateral granted to Lender pursuant to a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing.

Pursuant to a Guarantee of Recourse Obligations, the Company has agreed to irrevocably and unconditionally guarantee the prompt and unconditional payment to the Lender and its successors and assigns of all obligations and liabilities of Moody Holding for which Moody Holding may be personally liable pursuant to the Loan Agreement.

Pursuant to an Environmental Indemnity Agreement (the “Environmental Indemnity”), Moody Holdings and the Company (collectively, the “Indemnitors”) have agreed to jointly and severally indemnify and hold harmless the Lender and its officers, directors, employees and agents, from and against any losses, damages, costs, claims, suits or other liabilities of any nature that the Lender may suffer or incur as a result of, among other things, (1) any presence of any hazardous substances at the Hilton Garden Inn or release of hazardous substances from the Hilton Garden Inn, (2) any activity by the Indemnitors or their respective affiliates or any tenant or occupant of the Hilton Garden Inn in connection with any treatment, storage, release, removal, handling, transfer or transportation to or from the Hilton Garden Inn of any hazardous substances, (3) any non-compliance or violations of any environmental laws or permits in connection with the Hilton Garden Inn or its operations, and (4) any breach by the Indemntitors of any representation, warranty, covenant or other obligation relating to environmental laws or hazardous substances under the Environmental Indemnity or any other loan document.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: November 25, 2014	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President